Exhibit 4.1

EXECUTION COPY

PATRIOT COAL CORPORATION

as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

____________________

Indenture

Dated as of May 28, 2008

___________________

3.25% Convertible Senior Notes due 2013

Section 3.01. Payment of Principal and Interest	32
Section 3.02. Rule 144A Information Requirement	32

i

Section 9.14. Preferential Collection of Claims	84
Section 9.15. Trustee's Application for Instructions from the Company	85

ARTICLE 10
HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 10.01. Company To Furnish Names and Addresses of Holders	85
Section 10.02. Preservation of Information; Communications to Holders.	85
Section 10.03. Reports by Company.	86

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01. Discharge of Indenture.	86
Section 11.02. Deposited Monies To Be Held in Trust by Trustee	87
Section 11.03. Paying Agent To Repay Monies Held	88
Section 11.04. Return of Unclaimed Monies	88
Section 11.05. Reinstatement	88

ARTICLE 12
MODIFICATIONS AND AMENDMENTS

Section 12.01. Consent Requirements for Modifications and Amendments.	88
Section 12.02. Amendments Without Consent Of Holders.	89
Section 12.03. Amendments Requiring Consent of Holders.	89
Section 12.04. Execution of Supplemental Indentures.	90
Section 12.05. Effect of Supplemental Indentures.	91
Section 12.06. Reference in Securities to Supplemental Indentures.	91
Section 12.07. Notice to Holders of Supplemental Indentures.	91

ARTICLE 13
MISCELLANEOUS

Section 13.01. Rules by Trustee, Paying Agent and Security Registrar	91
Section 13.02. Successors	91
Section 13.03. Multiple Originals	92
Section 13.04. Calculations	92
Section 13.05. Waiver of Jury Trial	92
Section 13.06. Force Majeure	92

Schedule A - Make-Whole Table
Exhibit A - Form of Security
Exhibit B - Form of Restrictive Legend for Common Stock Issued Upon Conversion or Redemption

INDENTURE, dated as of May 28, 2008, between PATRIOT COAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 12312 Olive Boulevard, Suite 400, St. Louis, Missouri and U.S. BANK NATIONAL ASSOCIATION, a Minneapolis banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 3.25% Convertible Senior Notes due 2013 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01.  Definitions.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05(a).

“Additional Interest” means Default Additional Interest and Late Filing Additional Interest.

“Additional Securities” has the meaning specified in Section 2.17.

“Additional Shares” has the meaning specified in Section 5.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.09(f).

“Average Redemption VWAP” means, in respect of any Securities called for redemption pursuant to Section 6.01, the average of the Daily VWAP for the five consecutive Trading Days ending on the third VWAP Trading Day immediately preceding the Redemption Date for such Securities.

“Averaging Period” has the meaning specified in Section 5.07(f).

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

 “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for relief of debtors.

 “Beneficial Owner” means a “beneficial owner” as determined in accordance with Rule 13d-3 under the Exchange Act.

“Bid Solicitation Agent” means initially the Company, or any agent the Company may appoint in the future.  The Company may appoint any Person, including the Trustee (who may accept such appointment in its discretion), as Bid Solicitation Agent without prior notice to the Holders.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday in the City of New York nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Percentage” has the meaning specified in Section 5.05(c).

“Cash Percentage Notice” has the meaning specified in Section 5.05(c).

“Clause B Distribution” has the meaning specified in Section 5.07(d).

“Clause C Distribution” has the meaning specified in Section 5.07(d).

“Clause D Distribution” has the meaning specified in Section 5.07(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other Reference Property into which the Common Stock shall be reclassified, changed, converted into or exchanged for in accordance with to Section 5.12.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Continuing Directors” means (i) individuals who on the Issue Date were members of the Board of Directors of the Company and (ii) any new directors whose election or appointment to the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by at least a majority of the Company’s directors then still in office (or a duly constituted committee thereof), either who were directors on the Issue Date or whose election, appointment or nomination for election was previously so approved.

“Conversion Agent” has the meaning specified in Section 2.06(a) and shall include any additional conversion agents appointed pursuant to Section 2.06(a).

“Conversion Date” has the meaning specified in Section 5.04(b).

“Conversion Notice” has the meaning specified in Section 5.04(a).

“Conversion Obligation” has the meaning specified in Section 5.05(a).

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate as at that time.

“Conversion Rate” means the Initial Conversion Rate, as it may be adjusted pursuant to Section 5.03 or Section 5.07.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, as of the date of this Indenture, located at U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” means a corporation, association, company, limited partnership, joint-stock company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor entity.

“Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during the Observation Period, one-twentieth of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP of the Common Stock (or the Reference Property into which the Securities are convertible pursuant to Section 5.12, as the case may be) on such VWAP Trading Day. Any such determination of the Daily Conversion Value by the Company shall be conclusive absent manifest error.

“Daily Settlement Amount” has the meaning specified in Section 5.05(b).

“Daily Share Amount” has the meaning specified in Section 5.05(b).

“Daily VWAP” means, in respect of Common Stock, for each of the 20 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PCX.N <equity> AQR (or any equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the Relevant Exchange to the scheduled close of trading on the Relevant Exchange on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained by the

Company for such purpose.  Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is or, with the passage of time or the giving of notice or both, would become an Event of Default.

“Default Additional Interest” has the meaning specified in Section 7.03(a).

“Delegending Date” has the meaning specified in Section 2.10(d).

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 5.07(d).

“Effective Date” has the meaning specified in Section 5.03(c).

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Date” means, with respect to any issuance or distribution to holders of the Common Stock, the first date on which the shares of the Common Stock trade on the Relevant Exchange, regular way, without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Jurisdiction Transaction” has the meaning specified in Section 8.02.

“Fundamental Change” means the occurrence of any one of the following events at any time after the Issue Date:

(a)        any Person other than the Company, its Subsidiaries or its or their employee benefit plans, files a Schedule TO or any similar schedule, form or report under the Exchange Act disclosing that such Person has become the direct or indirect ultimate Beneficial Owner of the Company’s Capital Stock representing more than 50% of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors;

(b)        the Company (1) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person (excluding a pledge of securities issued by the Company or any of its

Subsidiaries) or (2) engages in any recapitalization, reclassification or other acquisition transaction or series of transactions in which all or substantially all the Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation:

(i)          pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (A) the continuing or surviving corporation immediately after the transaction or (B) the corporation that directly or indirectly owns 100% of the Capital Stock of such continuing or surviving corporation;

(ii)         that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or

(iii)        which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity;

(c)        at any time the Continuing Directors do not constitute a majority of Board of Directors of the Company (or, if applicable, of a successor person to the Company); or

(d)        if shares of the Common Stock, or shares of any other Capital Stock into which the Securities are convertible pursuant to the terms of this Indenture, are not listed for trading on any United States national or regional securities exchange.

           Notwithstanding the foregoing, any transaction or event described above shall not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clause (b) above occurs (without regard to any exclusion to such clause described in the paragraphs (i), (ii) or (iii) thereunder) and at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Securities become convertible into a combination of cash (in respect of the Principal Portion of such Securities) and Reference Property pursuant to Section 5.12.  For the avoidance of doubt, the Magnum Acquisition pursuant to the Merger Agreement, as such Merger Agreement is in effect as at the Issue Date, shall not constitute a Fundamental Change.

For the purposes of this definition, the term “Person” has the meaning specified in Section 1.01 and also includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Expiration Time” has the meaning specified in Section 4.02(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.02(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.02(b).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.02(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Conversion Rate” means 7.3889 shares of Common Stock per $1,000 principal amount of Securities.

“Initial Conversion Value” means, for each $1,000 principal amount of Securities to be redeemed pursuant to Section 6.01, an amount equal to (a) the Initial Conversion Rate, multiplied by (b) $96.67, being the Last Reported Sale Price of the Common Stock on May 21, 2008.

“interest” means, when used with reference to the Securities, any interest payable under the terms of the Securities, including any Additional Interest payable under the terms of the Securities.

“Interest Payment Date” means each May 31 and November 30 of each year.

“Issue Date” means May 28, 2008, being the date the Securities are originally issued.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on such date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices per share of Common Stock or unit of such other security in the over-the-counter market on such date, as reported by Pink Sheets LLC or similar organization. If the Common Stock or such other security is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on such date from each of at least three nationally recognized independent investment banking firms, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be conclusive absent manifest error.

“Late Filing Additional Interest” has the meaning specified in Section 3.05(a).

“Magnum Acquisition” means the acquisition by the Company of Magnum Coal Company pursuant to the terms of the Merger Agreement.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clauses (a) or (b) of the definition thereof other than, for the avoidance of doubt, any such transaction or event that is not a Fundamental Change as a result of the paragraph following clause (d) thereof.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock on the Relevant Exchange, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the Relevant Exchange on such day.

“Maturity” means, in respect of any Security, the date on which the principal, Fundamental Change Repurchase Price or Redemption Price of such Security becomes due and payable pursuant to this Indenture, whether at the Stated Maturity Date, Fundamental Change Repurchase Date or Redemption Date, by declaration of acceleration or otherwise.

“Measurement Period” has the meaning specified in Section 5.01(b).

“Merger Agreement” means the Merger Agreement dated April 2, 2008 between the Company, Colt Merger Corporation, ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P, as amended or supplemented from time to time.

“Notice of Default” has the meaning specified in Section 7.01(e).

“Observation Period” means, with respect to any Security to be converted:

(i)           if the Conversion Date for such Security occurs during the period beginning on, and including, April 30, 2013, and ending at 5:00 p.m., New York City time, on the Business Day immediately preceding the Stated Maturity Date (other than in respect of Securities called for redemption), the period of 20 consecutive VWAP Trading Days beginning on and including the 22nd Scheduled Trading Day prior to the Stated Maturity Date (whether or not the Stated Maturity Date is a Scheduled Trading Day);

(ii)           if such Security has been called for redemption by the Company, the period of 20 consecutive VWAP Trading Days beginning on, and including, the 22nd Scheduled Trading Day prior to the Redemption Date for such Security; and

(iii)           in all other instances, the period of 20 consecutive VWAP Trading Days beginning on, and including, the third VWAP Trading Day immediately following the Conversion Date for such Security.

“Officer” means each of the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer and the Secretary, of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, or by one Officer and any Senior Vice President of the company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel for the Company, who may be external or in-house counsel.

“Outstanding” means, in respect of a Security, that such Security is outstanding pursuant to the terms of Section 2.13.

“Paying Agent” has the meaning specified in Section 2.06(a) and shall include any additional paying agents appointed pursuant to Section 2.06(a).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Principal Portion” has the meaning specified in Section 5.05(b).

“Protected Purchaser” has the meaning specified in Section 2.12(a).

“Record Date” means (a) with respect to an Interest Payment Date falling on May 31, the May 15 immediately preceding such Interest Payment Date (whether or not a Business Day), and (b) with respect to an Interest Payment Date falling on November 30, the November 15 immediately preceding such Interest Payment Date (whether or not a Business Day).

“Redemption Conversion Value” means, for each $1,000 principal amount of Securities to be redeemed pursuant to Section 6.01, an amount equal to (a) the Conversion Rate in effect on the Redemption Date for such Securities, multiplied by (b) the Average Redemption VWAP for such Securities.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for redemption of such Security by the Company.

“Redemption Notice” has the meaning specified in Section 6.05(a).

“Redemption Price” has the meaning specified in Section 6.03(a).

“Reference Property” has the meaning specified in Section 5.12(a).

“Relevant Exchange” means, at any time, the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading at such time.

“Reorganization Event” has the meaning specified in Section 5.12(a).

“Resale Restriction Termination Date” has the meaning specified in Section 2.10(a).

“Responsible Officer” means any officer of the Trustee within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Security” has the meaning specified in Section 2.10(b).

“Restricted Security Legend” has the meaning specified in Section 2.10(a).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day during which trading in the Common Stock is scheduled to occur on the Relevant Exchange.  If the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange or market, “Scheduled Trading Day” shall mean a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” has the meaning specified in the first paragraph of the Recitals of the Company.

“Security Register” has the meaning specified in Section 2.06(b).

“Security Registrar” has the meaning specified in Section 2.06(a) and shall include any co-registrars appointed pursuant to Section 2.06(a).

“Significant Subsidiary” means any subsidiary, or group of subsidiaries, that would constitute a “significant subsidiary” under Regulation S-X under the Securities Act.

“Spin-Off” has the meaning specified in Section 5.07(d).

“Stated Maturity Date” means, for any Security,  May 31, 2013.

“Stock Price” means, for a Make-Whole Fundamental Change (a) if holders of the Common Stock receive only cash consideration for their shares of Common Stock in connection with such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (b) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

“Stock Price Condition” has the meaning specified in Section 5.01(c).

“Subsidiary” means a Corporation more than 50% of the outstanding voting stock or other voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition, “voting stock or other voting interests” means stock or other voting interests which ordinarily have voting power for the election of directors or comparable governing body, whether at all times or only so long as no senior class of stock or other interests has such voting power by reason of any contingency.

“Substitution Event” has the meaning specified in Section 5.07(d).

“Successor Company” has the meaning specified in Section 8.01(a)(i).

“Trading Day” means a day during which (a) trading in the Common Stock generally occurs on the Relevant Exchange and (b) there is no Market Disruption Event.  If the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange or market, then “Trading Day” means a Business Day.

“Trading Price” with respect to the Securities, on any date of determination, means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $2.0 million principal amount of such Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If at least one bid for $2.0 million principal amount of Securities cannot reasonably be obtained from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 97% of the product of the Last

Reported Sale Price of the Common Stock and the Conversion Rate in effect at such time. Any such determination shall be conclusive absent manifest error.

“Trading Price Condition” has the meaning specified in Section 5.01(b).

“Trigger Event” has the meaning specified in Section 5.07(d).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America.

“Valuation Period” has the meaning specified in Section 5.07(d).

“VWAP Market Disruption Event” means (a) a failure by the Relevant Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. (local time on the applicable securities exchange or market) on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period or longer of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable securities exchange or market or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, in each case, on the Relevant Exchange or the principal United States national or regional securities exchange or market on which such options contracts or futures contracts trade or are quoted, as the case may be.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the Relevant Exchange and (ii) there is no VWAP Market Disruption Event.  If the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange or market, then “VWAP Trading Day” shall mean a Business Day.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all the Capital Stock of which (other than directors’ qualifying shares) is owned by such Person or another Wholly Owned Subsidiary of such Person.

Section 1.02.  Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in Section 1.01 have the meanings assigned to them in Section 1.01 and include the plural as well as the singular;

(b)        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(c)        the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.03.  Compliance Certificates and Opinions.

(a)        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required hereunder.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with any other requirement set forth in this Indenture.

(b)        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)        a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04.  Form of Documents Delivered to Trustee.

(a)        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

(c)        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05.  Acts of Holders; Record Dates.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c)        The Company may fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders.  If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 10.01) prior to such first solicitation or vote, as the case may be.  With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d)        The ownership of the Securities shall be proved by the Security Register.

(e)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.06.  Notices, Etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)           the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

(ii)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.

Section 1.07.  Notice to Holders; Waiver.

(a)        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Notices will be deemed to have been given on the date of mailing.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)        Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

Section 1.08.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09.  Severability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.  Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.  Governing Law.  This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.12.  No Recourse Against Others.  No director, officer, employee, stockholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture.  Each Holder by accepting a Security waives and releases such liability.

ARTICLE 2
The Securities

Section 2.01.  Designation, Amount and Issuance of Securities.  The Securities shall be designated as “3.25% Convertible Senior Notes due 2013.”  The Securities shall be limited to an aggregate principal amount of $200,000,000, subject to Section 2.17.  Upon the execution of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication in accordance with Section 2.05.

Section 2.02.  Form of the Securities.

(a)        The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto.  The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)        Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Securities, the Depositary or by The Financial Industry Regulatory Authority in order for the Securities to be tradable on The PORTAL Market or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.

(c)        So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, subject to Section 2.09, all of the Securities will be represented by one or more Global Securities.  The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.09, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

(d)        Any Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture.

Section 2.03.  Date and Denomination of Securities and Interest.  The Securities shall be issuable in fully registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Security shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Securities attached as Exhibit A hereto.  Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.04.  Payments on the Securities.

(a)        On the Stated Maturity Date, each Holder shall be entitled to receive on such date the principal amount of the Securities held, plus accrued and unpaid interest to, but not including, the Stated Maturity Date.

(b)        On each Interest Payment Date, the Person in whose name a Security is registered on the Register at 5:00 p.m., New York City time, on the Record Date for such Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that the interest payable upon Maturity shall be payable to the Person to whom principal is payable upon Maturity.

(c)        If any Interest Payment Date or any date on which principal or any other amount is payable in respect of the Securities falls on a day that is not a Business Day, such payment of interest or principal, as the case may be, shall be postponed to the next succeeding Business Day and no interest or other amount shall be paid as a result of such postponement.

(d)        The Company shall pay any amount of principal when due:

(i)          with respect to Global Securities, to the Depositary or its nominee in immediately available funds; and

(ii)          with respect to Physical Securities, at the office of the Paying Agent, which initially shall be the Corporate Trust Office.

(e)        The Company shall pay interest on each Interest Payment Date:

(i)           with respect to any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)          with respect to any Physical Securities having a principal amount of $5,000,000 or less, by check mailed to the address of the Person entitled thereto as it appears in the Security Register; provided that at Maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office; and

(iii)         with respect to any Physical Securities having a principal amount of more than $5,000,000, either (A) by check mailed to the address of the Person entitled thereto as it appears in the Security Register or (B) at the election of the Person entitled thereto, by wire transfer in immediately available funds to an account within the United States of such Person if such Person has duly delivered notice of such election and applicable wire instructions to the Registrar not later than the Record Date for such Interest Payment Date and has not delivered notice to the Registrar revoking such election prior to such Record Date; provided that at Maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office.

(f)        If the Company is required to pay any Additional Interest under this Indenture, the Company shall pay such Additional Interest to Holders on the same dates and in the same manner as regular interest is paid to Holders, except as set forth in Section 3.05 and Section 7.03.

Section 2.05.  Execution and Authentication.

(a)        One or more Officers shall sign the Securities for the Company by manual or facsimile signature.  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(b)        The Company shall deliver the Securities executed by the Company to the Trustee for authentication together with an Officers’ Certificate ordering the authentication and delivery of such Securities, which Officers’ Certificate shall set forth the number of separate Securities certificates, the principal amount of each of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the Holder of each such Security and delivery instructions.  Upon receipt of such executed Securities and such Officers’ Certificate, the Trustee shall authenticate and deliver such Securities in accordance with such Officers’ Certificate.

(c)        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d)        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Security Registrar, Paying Agent or agent for service of notices and demands.

Section 2.06.  Security Registrar, Paying Agent and Conversion Agent.

(a)        The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Security Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”), in each case, in the Borough of Manhattan, The City of New York.  The Company initially appoints the Trustee as Security Registrar, Conversion Agent and Paying Agent in connection with the Securities.  The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent or Security Registrar.  The Company may from time to time appoint one or more additional Conversion Agents, Paying Agents and co-registrars and may from time to time rescind such designations.

(b)        The Security Registrar shall keep a register of the Securities (the “Security Register”) and of their transfer and exchange.

(c)        The Company shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or Conversion Agent not a party to this Indenture.  Each such agreement shall implement the provisions of this Indenture that relate to such agent.

(d)        The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency, if not the Trustee, or if not designated or appointed by the Trustee.

(e)        If at any time the Company fails to maintain a Security Registrar, Paying Agent or Conversion Agent or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(f)        The Company may remove any Security Registrar, Paying Agent or Conversion Agent at any time and without prior notice to Holders by written notice to such Security Registrar, Paying Agent or Conversion Agent and to the Trustee; provided that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Security Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Security Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (i) above.  The Security Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Paying Agent, Conversion Agent or Security Registrar only if the Trustee also resigns as Trustee in accordance with Section 9.11.

Section 2.07.  Paying Agent To Hold Money in Trust.

(a)         On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Persons entitled thereto.  If such deposit is made, or such segregation is effected, on a due date for such principal or interest, such deposit shall be received, or such segregation shall be effected, by 11:00 a.m., New York City time, on such due date.

(b)        The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.

(c)        The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.07, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.08.  Exchange and Registration of Transfer of Securities.

(a)        The Company shall cause to be kept at the Corporate Trust Office the Security Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Security Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

(b)        Upon surrender for registration of transfer of any Securities to the Security Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08 and in Section 2.10, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

(c)        Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at the office of the Security Registrar.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

(d)        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(e)        All Securities presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f)        No service charge shall be made to any Holder for any registration of, transfer or exchange of Securities, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

(g)        Neither the Company nor the Trustee nor any Security Registrar shall be required to exchange, issue or register a transfer of any Securities or portions thereof (i) tendered for repurchase (and not withdrawn) pursuant to Article 4, (ii) surrendered for conversion pursuant to Article 5 or (iii) selected for redemption pursuant to Article 6.

Section 2.09.  Global Securities.

(a)        Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian for the Global Securities therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)        Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:

(i)          the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case, a successor depositary has not been appointed by the Company within 90 calendar days; or

(ii)          in accordance with clause (c) below.

Any Global Securities exchanged pursuant to this Section 2.09(b) shall be so exchanged in whole and not in part.

(c)        In addition, Physical Securities shall be issued in exchange for beneficial interests in a Global Security upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Securities or this Indenture upon the occurrence and during the continuance of an Event of Default.

(d)        Securities issued in exchange for a Global Security or any portion thereof pursuant to Section 2.09(b) or Section 2.09(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Securities to be exchanged shall be surrendered by the Depositary to the Trustee, as Security Registrar, provided that pending completion of the exchange of a Global Security, the Trustee acting as custodian for the Global Securities for the Depositary or its nominee with respect to such Global Securities, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Securities issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(e)        In the event of the occurrence of any of the events specified in Section 2.09(b) above or upon any request described in Section 2.09(c), the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form, without interest coupons.

(f)        Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Securities registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Securities for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Securities.

(g)        At such time as all interests in a Global Security have been redeemed, repurchased, converted, cancelled or exchanged for Physical Securities, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Physical Securities, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

Section 2.10.  Transfer Restrictions.

(a)        Until the date (the “Resale Restriction Termination Date”) that is the later of (1) one year after the Issue Date or such shorter period of time as permitted under Rule 144, and (2) such later date, if any, as may be required by applicable law:

(i)          any certificate evidencing a Security shall bear a legend in substantially the form identified as “Form of Restricted Security Legend” in the form of Security set forth in Exhibit A; and

(ii)         any certificate representing Common Stock issued upon conversion or redemption of a Security shall bear a legend substantially in the form identified as “Form of Restricted Security Legend for Common Stock Issued Upon Conversion or Redemption” in Exhibit B,

(each a “Restricted Security Legend”), in each case, unless (A) such Security or such Common Stock, as the case may be, has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144, (B) such Restricted Security Legend has been removed pursuant to Section 2.10(d), or (C) otherwise agreed by the Company in writing with written notice thereof to the Trustee.

(b)        Every Security (and all securities issued in exchange therefor or in substitution thereof) and any Common Stock issued upon conversion or redemption of any Security that bears or is required under Section 2.10(a) to bear a Restricted Security Legend (each a “Restricted Security”) shall be subject to the restrictions on transfer set forth in this Section 2.10 and in the Restricted Security Legend for such Restricted Security, unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the Holder of any Restricted Securities, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(c)        In connection with any transfer of a Physical Security that is a Restricted Security, the Holder must complete and deliver the form of assignment set forth on the certificate representing the Securities with the appropriate box checked to the Trustee.  If the proposed transfer is pursuant to clause (2)(D) of the Restricted Security Legend (other than a transfer pursuant to Rule 144), the Holder must, prior to such transfer, furnish to the Trustee, such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(d)        The Company shall cause the Restricted Securities Legend to be removed from any Restricted Security on the date (the “Delegending Date”) that is earlier of (1) the date that is one year after the Issue Date for any Security Outstanding, (2) the transfer of such Restricted Security pursuant to an effective registration statement or (3) on any transfer of such Restricted Security under Rule 144, in each case  as follows:

(i)          with respect to any Restricted Security that is a Physical Security, upon surrender of such Restricted Security by the Holder thereof to the Security Registrar for exchange, such Restricted Security shall be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend; and

(ii)         with respect to any Restricted Security represented by a Global Security, the Company shall, on or promptly after the Delegending Date direct the Depositary to remove the Restricted Securities Legend from the Global Security; provided that if such a direction is not permitted under the applicable rules, regulations, policies and procedures of the Depositary as at the Delegending Date, the Company shall, upon surrender of such Restricted Security by the Holder thereof, reduce the principal amount of such Global Security by the principal amount of such Restricted Security and increase the principal amount of a Global Security without the Restricted Security Legend by an equal principal amount.  If a Global Security without the Restricted Security Legend is not then outstanding, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary, a Global Security without the Restricted Security Legend.

Section 2.11.  Responsibilities and Obligations Relating to the Depositary.

(a)        Neither the Company nor the Trustee shall have any responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount under or with respect to such Securities.

(b)        All notices and communications to be given to the Holders of Securities and all payments to be made to Holders of Securities under the Securities shall be given or made only to or upon the order of the registered Holders of Securities (which shall be the Depositary or its nominee in the case of a Global Security).

(c)        The rights of beneficial owners in any Global Securities shall be exercised only through the Depositary subject to the customary procedures of the Depositary.

(d)        The Company and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

(e)        The Company and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.12.  Replacement Securities.

(a)        If a mutilated Security is surrendered to the Security Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder:

(i)          notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Security Registrar does not register a transfer prior to receiving such notification;

(ii)         makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “Protected Purchaser”); and

(iii)        satisfies any other reasonable requirements of the Trustee and the Company.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Security Registrar from any loss or liability that any of them may suffer if a Security is replaced and subsequently presented or claimed for payment.

(b)        The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

(c)        In case any Security which (i) has matured or is about to mature, (ii) has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), (iii) is to be converted into or redeemed for cash and, if applicable, shares of Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of, repurchase or authorize the repurchase of, convert or authorize the conversion of, or redeem or authorize redemption of, the same (without surrender thereof except in the case of a mutilated Securities), as the case may be, if the applicant for such payment, conversion, repurchase or redemption shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.

(d)        The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

Section 2.13.  Outstanding Securities.

(a)        At any time, the Securities outstanding as that time are all Securities that have been authenticated by the Trustee and delivered under this Indenture as at that time, other than:

(i)          Securities cancelled by the Trustee or accepted by the Trustee for cancellation as at that time;

(ii)         Securities replaced pursuant to Section 2.12 as at that time, unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a Protected Purchaser;

(iii)        Securities repurchased pursuant to Article 4 which are no longer outstanding as at that time pursuant to Section 4.03(d);

(iv)        Securities converted pursuant to Article 5 which are no longer outstanding as at that time pursuant to Section 5.05(g);

(v)         Securities redeemed pursuant to Article 6 which are no longer outstanding as at that time pursuant to Section 6.06(c); and

(vi)        Securities that have matured at the Stated Maturity in respect of which the Paying Agent segregates and holds in trust, in accordance with this Indenture, as of the Stated Maturity Date, sufficient funds to pay all amounts due on the Stated Maturity Date with respect to such Securities maturing and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

(b)        Subject to Section 2.13(c), a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

(c)        Notwithstanding anything else in this Section 2.13, in determining whether the Holders of the requisite principal amount of Securities outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

Section 2.14.  Temporary Securities.

(a)        Pending the preparation of Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Securities (printed or lithographed).  Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Security, all as may be determined by the Company.  Every such temporary Security shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form.

(b)        Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at the office of the Security Registrar and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in certificated form authenticated and delivered hereunder.

Section 2.15.  Cancellation.

(a)        The Company may, at any time, deliver Securities to the Trustee for cancellation.  The Security Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Company pursuant to written direction by an Officer.

(b)        The Company may not issue new Securities to replace Securities it has redeemed, repurchased, converted, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

Section 2.16.  CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.17.  Additional Securities.

           The Company may, from time to time without the consent of the Holders of Outstanding Securities, increase the aggregate principal amount of the Securities by issuing additional Securities in the future pursuant to this Indenture (“Additional Securities”) having terms and conditions identical to those of the other Outstanding Securities, except that Additional Securities may have a different initial date from which interest begins to accrue thereon so that the Additional Securities are fungible with Outstanding Securities; provided that the Additional Securities may have the same CUSIP number as the Securities issued on the Issue Date, only if:

(a)        such issuance of Additional Securities is permissible as a “qualified reopening” for United States federal income tax purposes; and

(b)        the resale of such Additional Securities by non-affiliates of the Company would not require registration under the Securities Act.

ARTICLE 3
Particular Covenants of the Company

Section 3.01.  Payment of Principal and Interest.  The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 3.02.  Rule 144A Information Requirement.  The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial owner of any Restricted Securities which continue to be Restricted Securities in connection with any sale thereof, and any prospective purchaser of Restricted Securities designated by such Holder or beneficial owner, the information, if any, required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of such Holder or beneficial owner, the extent required from time to time to enable such Holder or beneficial owner to sell its Restricted Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144A.

Section 3.03.  Resale of Certain Securities.  Subject to Section 2.17, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 or any successor provision thereto) to, resell any Securities that have been reacquired by any of them.  The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 3.04.  Notice of Event of Default.  The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.  Any notice required to be given under this Section 3.04 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 3.05.  Late Filing Additional Interest.

(a)        If, at any time during the six-month period beginning on, and including, November 28, 2008, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule

12b-25 under the Exchange Act), as applicable (other than reports on Form 8-K), the Company shall pay additional interest (the “Late Filing Additional Interest”) in accordance with this Section 3.05.

(b)        Late Filing Additional interest shall accrue on all Restricted Securities then Outstanding at an annual rate of 0.50% per annum of the principal amount of such Restricted Securities for each day during such period for which the Company’s failure to file continues until May 28, 2009; provided that the Company shall have 14 days, in the aggregate, to cure any such late filings before any Late Filing Additional Interest shall begin to accrue under this Section 3.05.

(c)        Late Filing Additional Interest shall be payable in arrears on each Interest Payment Date following the late filing in the same manner as regular interest on the Securities.

(d)        No Late Filing Additional Interest shall accrue after the end of such six-month period, regardless of whether any such failure has occurred or is continuing.  No Late Filing Additional Interest or other amounts shall be payable in respect of any Common Stock delivered upon conversion or redemption of the Securities.

ARTICLE 4
Repurchase of Securities

Section 4.01.  Fundamental Change Repurchase Right Notice.

(a)        On or before the 10th day following the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof.

(b)        A Fundamental Change Repurchase Right Notice shall specify (if applicable):

(i)          the events causing a Fundamental Change;

(ii)         the date of the Fundamental Change;

(iii)        the Fundamental Change Repurchase Date and the last date on which a Holder may exercise the repurchase right;

(iv)        the Fundamental Change Repurchase Price;

(v)         the name and address of the Paying Agent and the Conversion Agent;

(vi)        the Conversion Rate and any adjustments to the Conversion Rate;

(vii)       that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(viii)      that the Holder must exercise the repurchase right on or prior to the Fundamental Change Expiration Time;

(ix)        that the Holder shall have the right to withdraw any Securities surrendered for repurchase prior to the Fundamental Change Expiration Time; and

(x)         the procedures that Holders must follow to require the Company to repurchase their Securities.

(c)        No failure of the Company to give a Fundamental Change Repurchase Right Notice and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Article 4.

Section 4.02.  Right to Require Repurchase Upon Fundamental Change.

(a)        If a Fundamental Change occurs, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is an integral multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 days and not more than 35 days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).  However, if such Fundamental Change Repurchase Date falls after a Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at 5:00 p.m., New York City time, on such Record Date and the Fundamental Change Repurchase Price shall not include such accrued and unpaid interest.

(b)        In order to exercise the repurchase right, a Holder shall:

(i)          deliver to the Trustee (or other Paying Agent appointed by the Company) a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and

(ii)         deliver or effect a book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.02 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

(c)        A Fundamental Change Repurchase Notice shall state:

(i)          if certificated, the certificate numbers of Securities to be delivered for repurchase;

(ii)         the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)        that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

(d)        A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal, delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(i)          if certificated Securities have been issued, the certificate numbers of the withdrawn Securities;

(ii)         the principal amount of the Securities with respect to which such notice of withdrawal is being submitted; and

(iii)        the principal amount, if any, of such Securities that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

(e)        If the Securities to be repurchased are represented by a Global Security, any Fundamental Change Repurchase Notice or notice of withdrawal thereof in respect of such Securities must comply with appropriate procedures of the Depositary.

(f)        The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or notice of withdrawal thereof in accordance with the provisions of this Section 4.02.

Section 4.03.  Settlement Of Fundamental Change Repurchases.

(a)        Any repurchase by the Company pursuant to this Article 4 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.

(b)        Any Security that is to be repurchased in part only shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(c)        On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Securities to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of:

(i)          the Fundamental Change Repurchase Date with respect to such Security; provided that the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.03; and

(ii)         the time of book-entry transfer or the delivery of such Security to the Paying Agent by the Holder thereof in the manner required by this Section 4.03.

The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(d)        If the Paying Agent holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date Article 1 such Securities shall cease to be outstanding, Article 2 interest shall cease to accrue on such Securities, and Article 3 all other rights of the Holders of such Securities shall terminate (other than the right to receive the Fundamental Change Repurchase Price in respect of such Securities), in each case, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent.

(e)        In connection with any repurchase of Securities pursuant to this Article 4, the Company hereby agrees to:

(i)          comply with the provisions of Rule 13e-1, Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(ii)         otherwise comply with all applicable federal and state securities laws.

Section 4.04.  Restrictions On Repurchases.  No Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

ARTICLE 5
Conversion

Section 5.01.  Conversion Rights.

(a)        At any time prior to 5:00 p.m. on the Business Day immediately preceding February 15, 2013, a Holder shall have the right, at such Holder’s option, to convert all its Securities or any portion thereof that is an integral multiple of $1,000 principal amount at the Conversion Rate only in accordance with the conditions described in clauses (b), (c), (d), (e) and (f) of this Section

5.01.  At any time on or after February 15, 2013 until 5:00 p.m., New York City time, on the Business Day immediately preceding the Stated Maturity Date, a Holder shall have the right, at such Holder’s option, to convert all its Securities or any portion thereof that is an integral multiple of $1,000 principal amount at the Conversion Rate regardless of such conditions.

(b)        The Securities shall be convertible during the five Trading Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities for each Trading Day of such Measurement Period was less than 97% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate on such Trading Day (the “Trading Price Condition”).  The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination, and the Company has no obligation to make such a request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Securities would be less than 97% of the product of (A) the Last Reported Sale Price of the Common Stock and (B) the Conversion Rate of the Securities at such time.  If such evidence is provided to the Company, then the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per Security is greater than or equal to 97% of the product of (a) the Conversion Rate and (b) the Last Reported Sale Price (as provided to the Bid Solicitation Agent by the Company on each such date).

(c)        The Securities shall be convertible during any calendar quarter after the calendar quarter ending September 30, 2008 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the Conversion Price in effect on each such Trading Day, all as determined by the Company and communicated to the Trustee (the “Stock Price Condition”).

(d)        If the Company calls any of the Securities for redemption (other than pursuant to Section 6.01), the Securities shall be convertible at any time on and after the Company calls such Securities for redemption until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date.

(e)        If the Company elects to:

(i)          distribute to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 days after the date of issuance to subscribe for or purchase shares of the

Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or

(ii)         distribute to all or substantially all holders of the Common Stock assets (including cash), debt securities of the Company or other property, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, the Securities shall be convertible at any time on and after the date that the Company provides the notice to such Holders referred to in the next sentence until the earlier of (A) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution and (B) the date the Company announces that such distribution will not take place even if the Securities are not otherwise convertible at such time. The Company shall notify Holders of any distribution referred to in either clause (i) or (ii) of this Section 5.01(e) and of the resulting conversion right no later than 30 Scheduled Trading Days prior to the Ex-Date for such distribution. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or (ii) of this Section 5.01(e) as if such Holder held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder, without having to convert its Securities.

(f)        If the Company is a party to any transaction or event that (i) constitutes a Fundamental Change or (ii) would constitute a Fundamental Change but for the paragraph immediately following clause (d) of the definition thereof (other than, for the avoidance of doubt, the sentence of such paragraph relating to the Merger Agreement), the Securities shall be convertible at any time from, and including, the effective date of such transaction or event to, and including, (A) the Business Day immediately preceding related Fundamental Change Repurchase Date or (B) if there is no such Fundamental Change Repurchase Date, 30 Scheduled Trading Days following the effective date of such transaction or event.

Section 5.02.  Notice Of Conversion Rights.

The Company shall use its commercially reasonable efforts to notify the Holders and the Trustee that the Securities have become convertible as soon as practicable after the Company becomes aware that any of the conditions described in clauses (b), (c), (d), (e) and (f) of Section 5.01 have occurred.  However, nothing in this Section 5.02 requires the Company to actively monitor any such condition.

Section 5.03.  Make-Whole Fundamental Changes.

(a)        If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change that occurs prior to the Stated Maturity Date, the Conversion Rate applicable to each $1,000 principal amount of Securities so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below.  For purposes of this Section 5.03, a conversion shall be deemed to be “in connection with” a Make-Whole Fundamental Change if the Conversion Date for such conversion occurs at any time from, and including, the Effective Date of such Make-Whole Fundamental Change to, and including, the Business Day prior to the related Fundamental Change Repurchase Date (regardless of whether the Securities are otherwise convertible because of the conditions set forth in Section 5.01).

(b)        The Company shall notify Holders and the Trustee of the occurrence of any Make-Whole Fundamental Change on the Effective Date of the Make-Whole Fundamental Change.

(c)        The number of Additional Shares shall be determined by the Company by reference to the table set forth in Schedule A, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the Stock Price.  If the exact Stock Price and Effective Date are not set forth in such table, then:

(i)          if the actual Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Prices and the two nearest Effective Dates, as applicable, based on a 365-day year;

(ii)         if the Stock Price is greater than $400.00 per share of Common Stock (subject to adjustment in the same manner and at the same time as the Stock Prices as set forth in clause (d) of this Section 5.03), no Additional Shares shall be added to the Conversion Rate; and

(iii)        if the Stock Price is less than $96.67 per share (subject to adjustment in the same manner and at the same time as the Stock Prices as set forth in clause (d) of this Section 5.03), no Additional Shares shall be added to the Conversion Rate.

(d)        The Stock Prices set forth in the first column of the table in Schedule A shall be adjusted by the Company as of any date on which the Conversion Rate of the Securities is adjusted (other than pursuant to this Section 5.03). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate is adjusted (other than pursuant to this Section 5.03).

(e)        Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 10.3444 per $1,000 principal amount of Securities (subject to adjustment in the same manner as the Conversion Rate is adjusted pursuant to Section 5.07) as a result of any increase under this Section 5.03.

Section 5.04.  Exercise of Conversion Privilege.

(a)        Before any Holder shall be entitled to convert its Securities as forth above, such Holder shall:

(i)          in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required under Section 5.05(f), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.05(f) and, if required under Section 5.04(g), pay any taxes or duties such Holder is required to pay as set forth in Section 5.04(g); and

(ii)         in the case of a Physical Security, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form attached to such Physical Security as set forth in Exhibit A (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required under Section 5.05(f), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.05(f) and, (D) if required under Section 5.04(g), pay any taxes or duties such Holder is required to pay as set forth in Section 5.04(g).

(b)        The date on which the Holder has complied with the requirements set forth in Section 5.04(a) in respect of a Security shall be deemed to be the “Conversion Date” for such Security.

(c)        No Conversion Notice with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Article 4.

(d)        No Conversion Notice with respect to any Security may be tendered by a Holder thereof if the Company has previously delivered a Redemption Notice in respect of such Security under Section 6.01.

(e)        If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(f)        In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in an Officer’s Certificate, authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(g)        If a Holder submits a Security for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h)        Upon the conversion of an interest in a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.

Section 5.05.  Settlement of Conversion Obligation.

(a)        Subject to clause (d) of this Section 5.05, upon conversion of any Securities in accordance with this Article 5, the Company shall deliver, with respect to each $1,000 principal amount of Securities converted, on the third

Business Day immediately following the last VWAP Trading Day of the Observation Period for such Securities, the aggregate of the Daily Settlement Amounts for each VWAP Trading Day of such Observation Period (the “Conversion Obligation”).

(b)        The “Daily Settlement Amount” means, with respect to a Security:

(i)          an amount of cash (the “Principal Portion”) equal to the lesser of (A) one-twentieth of $1,000 and (B) the Daily Conversion Value on such VWAP Trading Day; and

(ii)         if such Daily Conversion Value exceeds one-twentieth of $1,000, a number of shares of Common Stock (the “Daily Share Amount”) equal to (A) the difference between such Daily Conversion Value and one-twentieth of $1,000, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day, subject to the Company’s right to pay cash in lieu of all or a portion of the Daily Share Amount in accordance with Section 5.05(c).

The Daily Settlement Amounts for a Security shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period for such Security.

(c)        The Company may elect, subject to the requirements set forth in this clause (c), to deliver cash in lieu of all or a portion of the Daily Share Amount.  By the close of business on the VWAP Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period, the Company may specify a percentage of each Daily Share Amount that will be settled in cash (the “Cash Percentage”) and shall notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”).  With respect to any Securities converted on or after February 15, 2013 or any converted Securities called for redemption, any Cash Percentage the Company specifies shall apply to all such conversions.  If the Company elects to specify a Cash Percentage:

(i)          the amount of cash that the Company will deliver in lieu of all or an applicable portion of the Daily Share Amount in respect of each VWAP Trading Day in the applicable Observation Period will equal the (A) the Cash Percentage, multiplied by (B) the Daily Share Amount for such Trading Day (assuming for this purpose the Company has not specified a Cash Percentage), multiplied by (C) the Daily VWAP for such VWAP Trading Day; and

(ii)         the number of shares of Common Stock deliverable in respect of each VWAP Trading Day in the applicable Observation Period (in lieu of the full Daily Share Amount for such Trading Day) will be a percentage of the Daily Share Amount (assuming the Company has not specified a Cash Percentage) equal to 100% minus the Cash Percentage.

The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by 5:00 p.m., New York City time, on the VWAP Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period.  If the Company does not specify a Cash Percentage, the Company shall settle 100% of the Daily Share Amount for each VWAP Trading Day in the applicable Observation Period in shares of Common Stock.

(d)        Notwithstanding clauses (a) and (c) above, if, following a Make-Whole Fundamental Change, Securities are surrendered for conversion following the related Effective Date and the Reference Property into which the Securities are convertible consists solely of cash as set forth in Section 5.12, then the Company shall satisfy the related Conversion Obligations by delivering, on the third Business Day following the Conversion Date, cash in an amount equal to the Stock Price multiplied by the Conversion Rate then in effect.

(e)        Any cash amounts due upon conversion by a Holder of Securities surrendered for conversion shall be paid by the Company to such Holder, or such Holder’s nominee or nominees.  In addition, the Company shall issue, or shall cause to be issued, any shares of Common Stock due upon conversion to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary (together with any cash in lieu of fractional shares).

(f)        Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth in this clause (f). The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after 5:00 p.m., New York City time, on a Record Date for the payment of interest, Holders of such Securities as of 5:00 p.m., New York City time, on the Record Date shall receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Securities so converted; provided that no such payment need be made with respect to any Security:

(i)          if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date;

(ii)         if the Company has called such Security for redemption and specified a Redemption Date for such Security that is after a Record Date and on or prior to the corresponding Interest Payment Date;

(iii)        to the extent of any overdue interest on such Security which remains unpaid at the time of conversion with respect to such Security; or

(iv)        if the Conversion Date for such Security occurs after the close of business on the Record Date immediately preceding the Stated Maturity Date.

Except as described above, no payment or adjustment shall be made for accrued interest on converted Securities.

(g)        Any Security converted pursuant to this Article 5 shall be deemed to have been converted and shall cease to be outstanding immediately prior to the close of business on the Conversion Date and, as of the close of business on the last VWAP Trading Day of the related Observation Period, the Holder of such Securities shall be deemed to be a holder of record of any shares of the Common Stock issuable as a result of the conversion of such Securities.

Section 5.06.  Fractions of Shares.

(a)        No fractional shares of Common Stock shall be issued upon conversion of any Security.

(b)        If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.

(c)        Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period.

Section 5.07.  Adjustment of Conversion Rate.

(a)        The Conversion Rate shall be adjusted from time to time by the Company as set forth in this  Section 5.07; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Securities participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities.

(b)                   In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS1 =
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, in each case, after giving effect to such dividend, distribution or share split or combination, as the case may be; and

OS0 =
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 5.07(b) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Company determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(c)        In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 60 days from the issuance date for such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;
X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion

Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(d)        In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company, excluding:

(i)          dividends or distributions as to which an adjustment was effected pursuant to Section 5.07(b) or Section 5.07(c);

(ii)         dividends or distributions paid exclusively in cash; and

(iii)        distributions described below in this clause (d) with respect to Spin-Offs),

(any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this clause (d) called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where,

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =
the fair market value as determined by the Board of Directors of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Date for such distribution.  If “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities has the right to receive, for each $1,000 principal amount of Securities, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution, without being required to convert the Securities; provided that the Company may, at its option, elect to pay an amount of cash in lieu of delivering such Distributed Property equal to the fair market value (as determined by the Board of Directors) of such Distributed Property.  If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 5.07(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this clause (d) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;
CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

FMV =
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the third Trading Day after the Ex-Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such adjustment to the Conversion Rate under the foregoing provisions of this clause (d) shall be made immediately after the open of business on the day after the last Trading Day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Date for the Spin-Off. To the extent that the final day of the Observation Period for any converted Securities occurs during the Valuation Period, the Company shall satisfy the Conversion Obligation with respect to such Securities on the third Business Day immediately following the last day of the Valuation Period.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”) (1) are deemed to be transferred with such shares of Common Stock, (2) are not exercisable, and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.07 (and no adjustment to the Conversion Rate under this Section shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this clause (d).  If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets (a “Substitution Event”), then each such Substitution Event shall be deemed to be a distribution of new rights or warrants and the date of each such Substitution Event shall be deemed to be the Ex-Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders and the Conversion Rate shall be readjusted as if such original rights or warrants had not been issued).  In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.07 was made, (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased for cash without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then be again readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For the purposes of this clause (d) and clauses (b) and (c) of this Section 5.07, any dividend or distribution to which this clause (d) applies which also includes one or both of:

(A)    a dividend or distribution of shares of Common Stock to which clause (b) would, but for clause (i) above, apply (the “Clause B Distribution”);

(B)    a dividend or distribution of rights or warrants to which clause (c) would, but for clause (i) above, apply (the “Clause C Distribution”),

then (1) such dividend or distribution, other than the Clause B Distribution and the Clause C Distribution, shall be deemed to be a dividend or distribution to which this clause (d) applies (the “Clause D Distribution”) and any Conversion Rate adjustment required by this clause (d) with respect thereto shall then be made, and (2) the Clause B Distribution and Clause C Distribution shall be deemed to immediately follow the Clause D Distribution and any Conversion Rate adjustment required by clauses (b) and (c) with respect thereto shall then be made, except, if determined by the Company, (I) the “Ex-Date” of the Clause B Distribution and the Clause C Distribution shall be deemed to be the Ex-Date of the Clause D Distribution and (II) any shares of Common Stock included in the Clause B Distribution or Clause C Distribution shall be deemed not to be “outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be” within the meaning of clause (b) or “outstanding immediately prior to the open of business on the Ex-Date for such distribution” within the meaning of clause (c).

(e)    In case the Company shall pay cash dividends or make cash distributions to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1= CR0 x	SP0
SP0 – C

where,

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

C =		the amount in cash per share the Company distributes to holders of Common Stock in such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Securities. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)    In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC+ (SP1 x OS1)
OS0 x SP1

where,

CR1 =	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

SP1 =
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the“Averaging Period”);

OS1 =
the number of shares of Common Stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

Such adjustment shall be made immediately prior to the open of business on the day following the last day of the Averaging Period, but shall be given effect as of the open of business on the Trading Day next succeeding the date such tender or exchange offer expires. To the extent that the final day of the Observation Period for any converted Securities occurs during the Averaging Period, the Company shall satisfy the Conversion Obligation with respect to such Securities on the third Business Day immediately following the last day of the Averaging Period.

If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

(g)    For purposes of this Section 5.07 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)    For the avoidance of doubt, for purposes of clauses (b), (c), (d), (e) and (f) of this Section 5.07 in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to any of clauses (b), (c), (d), (e) and (f), references in those clauses to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(i)    In addition to those required by clauses (b), (c), (d), (e) and (f) of this Section 5.07, and to the extent permitted by applicable law and the rules of The New York Stock Exchange or any other securities exchange or market on which the Common Stock is then listed, the Company from time to time may, in its sole discretion, increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the Register provided for in Section 1.07 a notice of the increase at least 20 Business Days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(j)    Without limiting the foregoing, no adjustment to the Conversion Rate need be made

(i)    upon the issuance of shares of Common Stock to stockholders of Magnum Coal Company pursuant to the Merger Agreement as such Merger Agreement is in effect on the Issue Date;

(ii)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)    upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iv)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) above and outstanding as of the date of this Indenture;

(v)    for a change in the par value of the Common Stock; or

(vi)    for accrued and unpaid interest (including any Additional Interest).

(k)    The Company shall not make any adjustment to the Conversion Rate under clauses (b), (c), (d), (e) and (f) of this Section 5.07 unless the adjustments would result in a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, regardless of whether the aggregate adjustment is less than 1%, the Company will make such carried-forward adjustments not otherwise effected with respect to any Security (i) upon conversion of a Security, (ii) within one year of the first date upon which an adjustment would otherwise have been made, and (iii) otherwise, on February 15, 2013, except to the extent such adjustment has already been made.

(l)    All calculations and other determinations under this Article 5 shall be made by the Company and shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

(m)    If, in respect of any VWAP Trading Day within the Observation Period for a converted Security:

(i)    shares of Common Stock are deliverable to settle the Daily Share Amount for such VWAP Trading Day;

(ii)    any event has occurred that requires an adjustment to the Conversion Rate under any of clauses (b), (c), (d), (e) and (f) of this

Section 5.07, but such adjustment has not been made to the Conversion Rate as of such VWAP Trading Day; and

(iii)    the shares of Common Stock the Holder of such Security shall receive in respect of such VWAP Trading Day are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of Section 5.05(g), such shares were not held by such Holder on the record date corresponding to such distribution or transaction, then the Company will adjust the daily share amount for such VWAP trading day to reflect such adjustment event.

(n)    For purposes of this Section 5.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 5.08. Notice of Adjustments of Conversion Rate.

(a)    Whenever the Conversion Rate is adjusted as herein provided:

(i)    the Company shall compute the adjusted Conversion Rate in accordance with Section 5.07 and shall prepare a certificate signed by an Officer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(ii)    as soon as reasonably practicable after each such adjustment, the Company shall provide a notice to all Holders stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

(b)    Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

Section 5.09. Company To Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

Section 5.10. Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

Section 5.11. Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.15.

Section 5.12. Effect of Reclassification, Consolidation, Merger or Sale.

(a)    If there shall be:

(i)    any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination);

(ii)    a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event; or

(iii)    any sale or conveyance to another Person of all or substantially all of the property and assets of the Company (excluding a pledge of securities issued by any of the Company’s subsidiaries),

in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii), a “Reorganization Event”), then at the effective time of such Reorganization Event, the right to convert each $1,000 principal amount of Securities shall be changed to a right to convert such Securities by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”).

(b)    From and after the effective time of a Reorganization Event, upon conversion of a Security:

(i)    the portion of the Daily Settlement Amount payable in cash shall continue to be payable in cash; and

(ii)    the portion, if any, of each Daily Settlement Amount payable in shares of Common Stock shall be payable in units of Reference Property based upon the Daily Conversion Value of such Reference Property.

The Daily Conversion Value shall be calculated based on the value of a unit of Reference Property corresponding to the amount of Reference Property that a holder of one share of the Common Stock would have received in the Reorganization Event. The Daily VWAP and the Last Reported Sale Price shall be calculated with respect to a unit of Reference Property corresponding to the amount of Reference Property that a holder of one share of the Common Stock would have received in the Reorganization Event.

(c)    For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders.

(d)    The Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 12.01 providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments.

(e)    In the event a supplemental indenture is executed pursuant to this Section 5.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(f)    The Company shall not become a party to any such transaction unless its terms are consistent with this Section 5.12. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities in accordance with the provisions of this Article 5 prior to the effective date of a Reorganization Event.

(g)    The provisions of this Section 5.12 shall similarly apply to successive Reorganization Events.

Section 5.13. Responsibility of Trustee for Conversion Provisions.

(a)    The Trustee, subject to the provisions of Article 9, and any Conversion Agent, shall not at any time be under any duty or responsibility to any Holder of Securities or to the Company to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into.

(b)    Neither the Trustee, subject to the provisions of Article 9, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities, and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Article 9, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Article 9, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 5.

Section 5.14. Stockholder Rights Plan. To the extent shares of Common Stock traded on the Relevant Exchange trade with rights, if any, as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time, each share of Common Stock issued upon conversion of Securities pursuant to this Article 5 shall be entitled to receive the appropriate number of such rights and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan adopted by the Company, as the same may be amended from time to time. If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 5.07(d), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 5.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith, absent manifest error.

Section 5.16. Exchange in Lieu of Conversion.

(a)    Notwithstanding anything herein to the contrary, when a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender, prior to the commencement of the applicable Observation Period, such Securities to a financial institution designated by the Company for exchange in lieu of conversion.

(b)    In order to accept any Securities surrendered for conversion, the designated institution must agree to deliver to the Conversion Agent for delivery to such Holder, in exchange for such Securities to be delivered to such designated institution by the Conversion Agent, all cash or a combination of cash and shares of Common Stock equal to the consideration otherwise due upon conversion, as provided under this Article 5 (assuming for this purpose and for the purpose of determining the related Observation Period that the date such Holder surrenders such Securities for conversion is the Conversion Date for such Securities) at the sole option of the designated institution and as is designated to the Conversion Agent by the Company.

(c)    By the close of business on the Trading Day immediately preceding the start of the Observation Period, the Company will notify the Holder surrendering Securities for conversion that it has directed the designated financial institution to make an exchange in lieu of conversion and such designated institution will be required to notify the Conversion Agent, who will then notify the Holder, whether it will deliver, upon exchange, all cash or a combination of cash and shares of Common Stock (by specifying a Cash Percentage as provided under this Article 5).

(d)    If the designated institution accepts any such Securities, it will deliver cash and, if applicable, the appropriate number of shares of Common Stock to the Conversion Agent on the date such cash and shares of Common Stock, if any, would otherwise be due as set forth in this Article 5 and the Conversion Agent will promptly deliver the cash and those shares to Holders. Any Securities exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the cash consideration, or if such designated financial institution does not accept the Securities for exchange, the Company shall, no later than the third Business Day immediately following the last day of the related

Observation Period, convert the Securities into cash and shares of Common Stock, if any, in accordance with this Article 5 (based on such assumed Conversion Date as described above and the specified Cash Percentage as described above).

(e)    The Company’s designation of an institution to which the Securities may be submitted for exchange does not require the institution to accept any Securities.

ARTICLE 6
REDEMPTION OF THE SECURITIES

Section 6.01. Redemption Upon Termination Of Merger Agreement.

(a)    The Securities shall be redeemable at the Company’s option in accordance with this Article 6, in whole or in part, at any time on or before December 31, 2008 if the Merger Agreement has been terminated.

(b)    The Company may elect to redeem any Securities pursuant to this Section 6.01 by providing notice to each Holder of such Securities in accordance with Section 6.05 not less than 10 days nor more than 30 days prior to the Redemption Date for such Securities.

Section 6.02. Other Redemption Rights.

(a)    The Securities shall be redeemable at the Company’s option in accordance with this Article 6:

(i)    in whole or in part, at any time on or after May 31, 2011, if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company provides a Redemption Notice in accordance with this Article 6 exceeds 130% of the Conversion Price in effect on each such Trading Day; and

(ii)    in whole but not in part, at any time if less than $20,000,000 aggregate principal amount of Securities are then Outstanding.

(b)    The Company may elect to redeem any Securities pursuant to this Section 6.02 by providing notice to each Holder of such Securities in accordance with Section 6.05 not less than 25 Scheduled Trading Days nor more than 60 days prior to the Redemption Date for such Securities.

Section 6.03. Redemption Price.

(a)    The “Redemption Price” for any Securities redeemed shall be:

(i)    in the case of Securities redeemed pursuant to Section 6.01:

(A)    an amount in cash equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest to the Redemption Date; and

(B)    an amount in shares of Common Stock, for each $1,000 principal amount of the Securities being redeemed, equal to the lesser of:

(1)    a number of shares of Common Stock equal to (I) the sum of $20 plus 80% of the amount, if any, by which the Redemption Conversion Value exceeds the Initial Conversion Value of such Securities, divided by (II) the Average Redemption VWAP for such Securities; and

(2)    26.6221 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate is adjusted under Section 5.07; and

(ii)    in the case of Securities redeemed pursuant to Section 6.02, an amount in cash equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest to the Redemption Date.

(b)    If the Redemption Date for any Security falls after a Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at 5:00 p.m., New York City time, on such Record Date and the cash portion of the Redemption Price shall not include such accrued and unpaid interest.

Section 6.04. Selection of Securities to be Redeemed.

(a)    If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot, on a pro rata basis or in accordance with such other method as the Trustee shall deem fair and appropriate; provided that the unredeemed portion of the principal amount of any Security shall be in a denomination (which shall not be less than the minimum authorized denomination) for such Security.

(b)    The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

(c)    If the Trustee selects a portion of a Holder’s Security for partial redemption and such Holder converts a portion of the same Security, the converted portion shall be deemed to be from the portion selected for redemption.

Section 6.05. Redemption Notice.

(a)    Notice of redemption (a “Redemption Notice”) shall be given by first-class mail, postage prepaid, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

(b)    The Redemption Notice for any Securities to be redeemed shall state:

(i)    the Redemption Date;

(ii)    the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the Redemption Notice is required to be sent, a statement of how the Redemption Price will be calculated;

(iii)    if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(iv)    that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and

(v)    the place or places where such Securities are to be surrendered for payment of the Redemption Price.

(c)    A Redemption Notice shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five Business Days before the Redemption Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice.

(d)    A Redemption Notice shall not be irrevocable.

(e)    A Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 6.06. Payment of Securities Called for Redemption.

(a)    If any Redemption Notice has been given in respect of any Securities in accordance with Section 6.05, such Securities or portion of such Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of such Securities at the place or places stated in the Redemption Notice, such Securities or the portions thereof specified in the Redemption Notice shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)    On or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money and shares of Common Stock, if any, sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds and Common Stock, if any, by the Paying Agent, payment for the Securities to be redeemed shall be made promptly after the later of:

(i)    the Redemption Date for such Securities; and

(ii)    the time of presentation of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 6.06.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c)    If the Paying Agent holds money and, if applicable, shares of Common Stock sufficient to pay the Redemption Price for all the Securities or portions thereof that are to be redeemed as of the Business Day immediately following the Redemption Date, then on and after the Redemption Date (i) such Securities shall cease to be outstanding, (ii) interest shall cease to accrue on such Securities, and (iii) all other rights of the Holders of such Securities shall terminate (other than the right to receive the Redemption Price in respect of such

Securities), in each case, whether or not such Securities have been presented for redemption or the Securities have been delivered to the Paying Agent.

(d)    Any cash amounts due upon redemption in respect of Securities presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. In addition, the Company shall issue, or shall cause to be issued, any shares of Common Stock due upon redemption to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary (together with any cash in lieu of fractional shares).

(e)    A Holder of Securities redeemed pursuant to Section 6.01 shall be deemed to be a holder of record of the shares of Common Stock, if any, issuable as a result of the redemption of such Securities as of the date such Holder presents such Securities for redemption or such Securities have been delivered to the Trustee or Paying Agent.

(f)    Upon presentation of any Security redeemed in part only, the Company shall execute and, upon receipt of an Officer’s Certificate, the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security (subject to Section 2.08) will also be a new Global Security.

Section 6.07. Fractions of Shares.

(a)    No fractional shares of Common Stock shall be issued upon redemption of any Security pursuant to Section 6.01.

(b)    If more than one Security of the same Holder shall be called for redemption pursuant to Section 6.01 at one time, the number of full shares of Common Stock which shall be issuable upon redemption thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so called.

(c)    Instead of any fractional share of Common Stock that would otherwise be issuable upon redemption of any Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Average Redemption VWAP for such Securities.

Section 6.08. Restrictions On Redemption.

The Company may not redeem any Security on any date if the principal amount of the Securities has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to such date.

ARTICLE 7
EVENTS OF DEFAULT; REMEDIES

Section 7.01. Events of Default.

An “Event of Default” means any one of the following events with respect to the Securities (whatever the reason for such event or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    default in any payment of interest on any Security when due and payable and the default continues for a period of 30 days; or

(b)    default in the payment of principal of any Security when due and payable at the Stated Maturity Date, upon redemption, upon required repurchase, upon acceleration or otherwise; or

(c)    failure by the Company to comply with its obligation to convert the Securities into cash and, if applicable, shares of Common Stock upon exercise of a Holder’s conversion right and such failure continues for five days; or

(d)    failure by the Company to comply with its obligations under Article 8; or

(e)    default in the performance, or breach of any covenant or agreement by the Company under this Indenture (other than a covenant or agreement otherwise described as a separate “Event of Default” hereunder) and continuance of such default or breach by the Company for 60 days after written notice (a “Notice of Default”) has been given, by registered or certified mail, to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% principal amount of the Securities then Outstanding, which written notice shall specify such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture; or

(f)    failure by the Company to comply with its obligation to issue a Fundamental Change Repurchase Right Notice in accordance with Section 4.01, or to comply with its notice obligations under Section 5.01(e) or Section 5.03(b); or

(g)    failure by the Company or any of its Subsidiaries to make any payment by the end of the applicable grace period, if any, after the maturity date or required repurchase date of any indebtedness for borrowed money where the aggregate principal amount to which such failure relates is more than $25 million, or acceleration of any indebtedness for borrowed money due to a default with respect to such indebtedness where the aggregate principal amount accelerated is more than $25 million and such indebtedness is not discharged or such acceleration is not cured, waived, rescinded or annulled, in either case, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding; or

(h)    one or more judgments or orders for the payment of money are entered against the Company or any of its Subsidiaries in an aggregate uninsured amount exceeding $25 million that are not vacated, discharged, stayed or bonded pending appeal within 60 days; or

(i)    the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences a voluntary case; or

(ii)    consents to the entry of an order for relief against the Company or such Significant Subsidiary in an involuntary case, as the case may be; or

(iii)    consents to the appointment of a Bankruptcy Custodian of the Company or such Significant Subsidiary, or of all or substantially all of the property of the Company or such Significant Subsidiary, as the case may be; or

(iv)    makes a general assignment for the benefit of creditors of the Company or such Significant Subsidiary, as the case may be; or

(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Company or a Significant Subsidiary of the Company in an involuntary case; or

(ii)    appoints a Bankruptcy Custodian of the Company or a Significant Subsidiary of the Company, or of all or substantially all of the property of the Company or a Significant Subsidiary of the Company; or

(iii)    orders the liquidation of the Company or a Significant Subsidiary of the Company and the order or decree remains unstayed and in effect for 60 days.

Section 7.02. Acceleration of Maturity; Rescission and Annulment.

(a)    If an Event of Default (other than an Event of Default specified in Section 7.01(i) or Section 7.01(j)) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal shall become immediately due and payable.

(b)    If an Event of Default specified in Section 7.01(i) or Section 7.01(j) occurs, the principal of, and accrued interest on, all of the Securities shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

(c)    At any time following an Event of Default and after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (other than with respect to an Event of Default under Sections 7.01(a), Section 7.01(b), Section 7.01(c), Section 7.01(i) or Section 7.01(j)) if:

(i)    such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)    all Events of Default, other than the non-payment of the principal amount plus accrued and unpaid interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.03. Default Additional Interest.

(a)    Notwithstanding Section 7.02, if the Company so elects, the sole remedy of Holders for an Event of Default specified in Section 7.01(e) relating to the failure by the Company to comply with its obligations under Section 10.03 shall, for the first 365 days after the occurrence of such an Event of Default (which shall be the 60th day after written notice is provided to the Company in accordance with Section 7.01(e)) consist exclusively of the right to receive additional interest (“Default Additional Interest”) at an annual rate equal to 0.25% per annum of the principal amount of the Outstanding Securities for each day of such 365-day period during which time such Event of Default continues. The Company may elect to pay Default Additional Interest as the sole remedy under this Section 7.03(a) by giving notice to the Holders, the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default occurs. If the Company fails to timely give such notice or pay Default Additional Interest, the Securities will be immediately subject to acceleration as provided in Section 7.02. If such Event of Default has not been cured or waived prior to the 366th day after its occurrence, then the Securities shall be subject to acceleration in accordance with Section 7.02.

(b)    Default Additional Interest shall be payable on all Outstanding Securities from and including the date on which the relevant Event of Default under Section 7.01(e) first occurs. Default Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Securities.

(c)    If Default Additional Interest is payable under this Section 7.03, the Company shall deliver to the Trustee a certificate to that effect stating that Default Additional Interest is payable and the date upon which such Default Additional Interest shall begin to accrue. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that Default Additional Interest is not payable. If Default Additional Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 7.04. Collection of Indebtedness and Enforcement by Trustee.

(a)    The Company covenants that if a Default is made in the payment of the principal amount and accrued and unpaid interest at the Maturity thereof or in the payment of the Fundamental Change Repurchase Price in respect of any Security, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amounts required pursuant to Section 7.08.

(b)    If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount, plus accrued but unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 7.05. Trustee May File Proofs of Claim.

(a)    In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 9.07.

(b)    No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 9.07;

SECOND: To the payment of the amounts then due and unpaid on the Securities for the principal amount, Fundamental Change Repurchase Price, Redemption Price or interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 7.07. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 7.01(a), Section 7.01(b) or Section 7.01(c)), unless:

(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue such remedy in its own name as Trustee hereunder;

(c)    such Holder or Holders have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the expenses, losses and liabilities to be incurred in compliance with such request;

(d)    the Trustee, for 60 days after its receipt of such notice, request and provision of adequate security or indemnity, has failed to institute any such proceeding; and

(e)    no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.08 . Unconditional Right of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Fundamental Change Repurchase Price, Redemption Price or accrued and unpaid interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Fundamental Change Repurchase Date, as applicable, and to convert the Securities in accordance with Article 5, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 7.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this

Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.12, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(i)    such direction shall not be in conflict with any rule of law or with this Indenture; and

(ii)    the Trustee may refuse to follow any such direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 7.13. Waiver of Past Defaults.

(a)    The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

(i)    described in Section 7.01(a), Section 7.01(b), Section 7.01(c), Section 7.01(i) or Section 7.01(j); or

(ii)    in respect of a covenant or provision hereof which under Section 12.03 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

(b)    Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 7.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal amount on any Security on or after Maturity of such Security or the Fundamental Change Repurchase Price.

Section 7.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.16. Violations of Certain Covenants. A violation of any covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.

(a)    The Company shall not consolidate with or merge with or into any other Person or, transfer all or substantially all its assets to another Person (excluding a pledge of securities issued by any of the Company’s subsidiaries), unless:

(i)    the resulting, surviving or transferee person (the “Successor Company”) assumes by supplemental indenture all of the Company’s obligations under the Securities and this Indenture;

(ii)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)    if the Securities become convertible into common stock or other securities issued by a Person other than the Successor Company as a result of such transaction, such Person shall fully and unconditionally guarantee all obligations of the Successor Company under the Securities and this Indenture; and

(iv)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 8.

(b)    For purposes of the foregoing, the transfer (by assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 8.02.  Foreign Jurisdiction Transactions. If the Successor Company in any merger, consolidation, or transfer is not organized and existing under the laws of the United States, any state thereof or the District of Columbia (any such merger, consolidation or transfer, a “Foreign Jurisdiction Transaction”), then in addition to the conditions set forth in Section 8.01, the Company shall also deliver to the Trustee:

(a)    an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction and will be subject to United States Federal income tax on the same amounts and at the same times as would have been the case if such transaction had not occurred; and

(b)    an Opinion of Counsel in the jurisdiction of the Successor Company to the effect that:

(i)    any payment of interest, principal, or any other payment or amount delivered under the Securities under or with respect to the Securities will, after giving effect to such transaction, be exempt from any withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes; and

(ii)    no transfer taxes, stamp taxes, or taxes on income (including capital gains) will be payable by a Holder of Securities under the laws of any jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes in respect of the acquisition, ownership or disposition of the Securities, including the receipt of interest or principal thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the Securities in carrying on a business in the jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes, provided that the Holder will not be deemed to use or hold the Securities in carrying on a business in such jurisdiction solely as a result of the Holder’s ownership of the Securities.

Section 8.03. Effectiveness of Consolidation, Merger or Transfer.

(a)    Upon satisfaction of all applicable conditions in Section 8.01 and Section 8.02, all such obligations of the Company or such other predecessor corporation shall be terminated.

(b)    The Successor Company formed by such consolidation or into which the Company is merged or the Successor Company to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer or lease of all or substantially all the Company’s assets (in which case the Company will not be discharged from the obligation to pay the principal amount of the Securities and interest, including any Additional Interest) and except for obligations, if any, that the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this

Indenture and the Securities. Subject to Section 12.04, the Company, the Trustee and the Successor Company shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Company and such discharge and release of the Company.

ARTICLE 9
THE TRUSTEE

Section 9.01. Duties and Responsibilities of Trustee.

(a)    The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)    in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth and accuracy of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate, and shall not be responsible for, the accuracy of any mathematical calculations or other facts stated therein);

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding in accordance with Section 1.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 9.01;

(v)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any other Paying Agent or any records maintained by the Security Registrar with respect to the Securities; and

(vi)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(c)    None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 9.02. Notice of Defaults.

(a)    If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall give the Holders notice of thereof within 90 days after it occurs, unless such Default has been cured or waived.

(b)    Notwithstanding Section 9.02(a), the Trustee shall be protected in withholding notice of a Default, except in the case of any Default in the payment of principal amount or interest on any of the Securities or Fundamental Change Repurchase Price, if and so long as the Board of Directors or a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 9.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01:

(a)    the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and the Trustee shall incur no liability of any kind by reason of such inquiry or investigation);

(f)    the Trustee shall be under no obligation to review, ascertain or confirm the Company’s compliance with, or breach of, any representation, warranty or covenant made in this Indenture;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(h)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)    in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture;

(k)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(m)    the Trustee shall not be required to give any bond or surety in respect of performance of its powers and duties under this Indenture; and

(n)    the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

Section 9.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee or any authenticating agent assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any authenticating agent shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee or any authenticating agent in conformity with the provisions of this Indenture.

Section 9.05. Trustee, Security Registrar and Agents May Own Securities.

The Trustee, any Paying Agent, any Conversion Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

Section 9.06. Monies To Be Held in Trust. Subject to the provisions of Section 11.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall have no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 9.07. Compensation and Expenses of Trustee.

(a)    The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith.

(b)    The Company shall indemnify the Trustee or any predecessor Trustee (and all officers, directors and employees of the Trustee or any predecessor Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold each of them harmless against, any and all loss, damage, liability, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officer(s), director(s), employee(s) and agent(s) or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.

(c)    The obligations of the Company under this Section 9.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Company under this Section 9.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)    When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(i) or Section 7.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 9.08. Officers’ Certificate as Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 9.09. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 9.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 9.10 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 9.11. Resignation or Removal of Trustee.

(a)    The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Holders:

(i)    the resigning Trustee may, upon ten business days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee; or

(ii)    any Holder who has been a bona fide Holder of a Security or Securities for at least 6 months may, subject to the provisions of Section 7.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with Section 9.09 within 90 days after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least 6 months; or

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 9.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.14, any Holder who has been a bona fide Holder of a Security or Securities for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.12.

Section 9.12. Acceptance by Successor Trustee.

(a)    Any successor trustee appointed as provided in Section 9.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 9.07.

(b)    No successor trustee shall accept appointment as provided in this Section 9.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.09 and be eligible under the provisions of Section 9.10.

(c)    Upon acceptance of appointment by a successor trustee as provided in this Section 9.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 9.13. Succession by Merger, Etc.

(a)    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.09 and eligible under the provisions of Section 9.10.

(b)    In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 9.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 9.15. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 10
HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 10.01. Company To Furnish Names and Addresses of Holders. Upon request from the Trustee in writing, the Company shall furnish or cause to be furnished to the Trustee, within 30 days after the receipt by the Company of any such request, a list of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished, in such form as the Trustee may reasonably require; provided that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 10.02. Preservation of Information; Communications to Holders.

(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 10.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 10.01 upon receipt of a new list so furnished.

(b)    The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)    Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 10.03. Reports by Company.

(a)    The Company shall file with the Trustee any information, documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). To the extent any such information, documents and reports are filed by the Company with the Commission electronically via the Commission’s Electronic Data Gathering and Retrieval System (or any successor system), such information, documents and reports shall be deemed filed with the Trustee as at such time they are filed by the Company electronically.

(b)    Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). It is expressly understood that materials transmitted electronically by the Company to the Trustee shall be deemed filed with the Trustee for purposes of this Section 10.03.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01. Discharge of Indenture.

(a)    Subject to Section 11.01(b), this Indenture shall cease to be of further effect if at any time:

(i)    the Company shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled; or

(ii)    all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at the Stated Maturity Date, or on any Fundamental Change Repurchase Date or upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash upon a Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, provided, in each case, that the Company shall also pay or cause to be paid all other sums payable hereunder by the Company.

(b)    Notwithstanding Section 11.01(a), the following rights, obligations and immunities shall survive any satisfaction or discharge of this indenture under this Section 11.01:

(i)    remaining rights of substitution and exchange of Securities;

(ii)    rights hereunder of Holders to receive payments of principal of and interest on, the Securities, the Fundamental Change Repurchase Price, the Redemption Price or the Conversion Obligation, as the case may be, and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and

(iii)    the rights, obligations and immunities of the Trustee hereunder.

(c)    If this Indenture is satisfied and discharged pursuant to Section 11.01(a), the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

Section 11.02. Deposited Monies To Be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Securities for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

Section 11.03. Paying Agent To Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 11.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 11.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12
MODIFICATIONS AND AMENDMENTS

Section 12.01. Consent Requirements for Modifications and Amendments.

Except as provided in Section 12.02 and Section 12.03, this Indenture or the Securities may be amended with the consent of the Holders of at least a majority principal amount of the Outstanding Securities, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities, and, subject to certain exceptions as set forth in this Indenture, any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority principal amount of the Outstanding Securities, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities.

Section 12.02. Amendments Without Consent Of Holders.

The Company and the Trustee may modify or amend this Indenture or the Securities without the consent of any Holder to:

(i)    cure any manifest error or defect;

(ii)    cure any ambiguity, omission or inconsistency; provided that the rights of the Holders are not adversely affected in any material respect;

(iii)    provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(iv)    add guarantees with respect to the Securities;

(v)    secure the Securities;

(vi)    add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(vii)    provide for the conversion of the Securities into cash and Reference Property in accordance with the terms of this Indenture;

(viii)    provide for the conversion rights of Holders of Securities and the Company’s repurchase obligation in connection with a Fundamental Change in accordance with the terms of this Indenture in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety; or

(ix)    make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the Securities to the section entitled “Description of Notes” as set forth in the final offering memorandum related to the Securities dated May 21, 2008 shall be deemed not to be adverse to any Holder.

Section 12.03. Amendments Requiring Consent of Holders.

Without the written consent or the affirmative vote of each Holder of Outstanding Securities affected thereby, an amendment, supplement or waiver under this Section 12.03 may not:

(i)    reduce the amount of Securities whose Holders must consent to an amendment;

(ii)    reduce the rate, or extend the stated time for payment, of interest on any Security;

(iii)    reduce the principal, or extend the Stated Maturity Date, of any Security;

(iv)    make any change that adversely affects the conversion rights of any Securities;

(v)    reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi)    change the place or currency of payment of principal or interest in respect of any Security;

(vii)    impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefore, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(viii)    modify the redemption provisions of the Securities in any manner adverse to the Holders;

(ix)    adversely affect the ranking of the Securities as the Company’s senior unsecured indebtedness; or

(x)    make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

(b)    It shall not be necessary for any Act of Holders under this Section 12.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 12.04. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 12 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 9.01) shall be fully protected and indemnified by the Company in relying upon, in addition to the documents required by Section 1.03, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise or adversely affect the rights, duties or immunities of the Holders under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 12.05. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 12, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 12.06. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 12 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 12.07. Notice to Holders of Supplemental Indentures.

The Company shall cause notice of the execution of any supplemental indenture to be mailed promptly to each Holder, at such Holder’s address appearing on the Security Register, briefly describing such supplemental indenture. Failure to deliver such notice, or any defect in such notes, shall not affect the legality or validity of such supplemental indenture.

ARTICLE 13
MISCELLANEOUS

Section 13.01. Rules by Trustee, Paying Agent and Security Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Security Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.02. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.03. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 13.04. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 13.05. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 13.06. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Name:	Mark N. Schroeder
Title:	Senior Vice President and Chief
Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

SCHEDULE A
Make-Whole Table

The following table sets forth the number of Additional Shares to be added to the Conversion Rate, per $1,000 principal amount of Securities, pursuant to Section 5.03 of this Indenture:

	Effective Date
Stock Price	May 28 , 2008	May 31, 2009	May 31, 2010	May 31, 2011	May 31, 2012	May 31, 2013
$96.67	2.9555	2.9555	2.9555	2.9555	2.9555	2.9555
$110.00	2.5206	2.3903	2.2333	2.1207	2.0359	1.7020
$125.00	1.9887	1.8297	1.6223	1.4104	1.3180	0.6111
$140.00	1.6021	1.4284	1.1924	0.8854	0.8170	0.0000
$155.00	1.3136	1.1343	0.8853	0.4921	0.4593	0.0000
$170.00	1.0934	0.9144	0.6637	0.2061	0.2040	0.0000
$185.00	0.9221	0.7474	0.5024	0.0000	0.0000	0.0000
$200.00	0.7869	0.6186	0.3842	0.0000	0.0000	0.0000
$225.00	0.6178	0.4629	0.2516	0.0000	0.0000	0.0000
$250.00	0.4969	0.3564	0.1704	0.0000	0.0000	0.0000
$300.00	0.3409	0.2277	0.0874	0.0000	0.0000	0.0000
$350.00	0.2487	0.1578	0.0525	0.0000	0.0000	0.0000
$400.00	0.1899	0.1167	0.0363	0.0000	0.0000	0.0000

EXHIBIT A

[FACE OF SECURITY]

[GLOBAL SECURITY LEGEND]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[RESTRICTED SECURITY LEGEND]

[THIS SECURITY (OR ITS PREDECESSOR) AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OR REDEMPTION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) (“QIB”) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2)
AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO PATRIOT COAL CORPORATION (THE

“COMPANY”) OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN WHICH CASE THE COMPANY MAY REQUIRE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THE COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THE SECURITIES, IF ANY, IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. THE COMPANY WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE COMMON STOCK TO ANY HOLDER ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE MADE TO THE COMPANY’S CORPORATE SECRETARY AT ITS PRINCIPAL OFFICE.]

PATRIOT COAL CORPORATION

3.25% Convertible Senior Note due 2013

No. [ ]		$[ ]

	CUSIP No.:	[ ]
	ISIN Number:	[ ]

Patriot Coal Corporation, a Delaware corporation, promises to pay to [Cede & Co., or its registered assigns]1, the principal sum of $[                ], [as revised by the Schedule of Increases or Decreases in Global Security attached hereto,]2 on May 31, 2013.

Interest Payment Dates:	May 31 and November 30.

Interest Record Dates:	May 15 and November 15.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and, if applicable, Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

1 Use bracketed language for a Global Security.

2 Use bracketed language for a Global Security.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

PATRIOT COAL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies
that this Security is one of the Securities described in
the within-named Indenture.

Dated:

By:
Authorized Signatory

[REVERSE OF SECURITY]

PATRIOT COAL CORPORATION

3.25% Convertible Senior Note due 2013

1.             Interest

PATRIOT COAL CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 3.25% per annum.

The Company will pay interest semiannually on May 31 and November 30 of each year commencing on November 30, 2008.  Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 28, 2008.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of interest then in effect; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

2.             Paying Agent, Registrar and Conversion Agent

Initially, U.S. Bank National Association, a Minneapolis banking corporation (the “Trustee”), will act as Paying Agent, Security Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Security Registrar or co-registrar or Conversion Agent without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Security Registrar or co-registrar, or Conversion Agent.

3.             Indenture

The Company issued the Securities under an Indenture dated as of May 28, 2008 (the “Indenture”), between the Company and the Trustee.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $200,000,000.  Additional Securities may be issued in accordance with the Indenture.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

4.             Conversion

Upon the occurrence of certain events specified in the Indenture and in compliance with the provisions of the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Stated Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into cash or a combination of cash and Common Stock, determined as set forth in the Indenture, based on an initial Conversion Rate of 7.3889 shares of Common Stock per $1,000 principal amount of Securities, as the same may be adjusted pursuant to the terms of the Indenture.

5.             Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

6.             Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

7.             Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or relating to the failure to file certain reports subject to the provisions of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default relating to a failure to file certain reports with the Commission and the Trustee shall, for the first 365 calendar days after such Event of Default, consist exclusively of the right to receive an Default Additional Interest at an annual rate of 0.25% per annum on the principal amount of Restricted Securities then Outstanding for each day of such 365-day period during which such Event of Default continues.

8.             No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

9.             Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

10.           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

11.           GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.           CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY3

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

3 For Global Securities only.

[FORM OF CONVERSION NOTICE]

To:  PATRIOT COAL CORPORATION

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, cash and shares of Common Stock of Patriot Coal Corporation, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that the check in payment for cash and the shares, if any, issuable and deliverable upon such conversion, deliverable upon conversion or for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Securities, if any, to be delivered, and the person to whom cash, if any, and payment for fractional shares, if any, is to be made, if, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all, must be $1,000 or whole multiples thereof):

$_____________________________

Social Security or Other Taxpayer Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: PATRIOT COAL CORPORATION

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Patriot Coal Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (1) the entire principal amount of this Security, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Securities, the certificate numbers of the Securities to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $______,000

NOTICE:  The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of Securities bearing a legend setting out restrictions on the offer, sale, pledge or other transfer of such Securities, the undersigned confirms that such Securities are being transferred:

	To Patriot Coal Corporation or any subsidiary or affiliate thereof; or


Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and which continues to be effective at the time of transfer; or


If the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, that purchases for its own account or for the account of a “qualified institutional buyer” to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act; or

	Pursuant to an exemption from registration under Rule 144 under the Securities Act; or


Pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

Unless one of the boxes is checked, the Securities Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

EXHIBIT B

[FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK ISSUED UPON CONVERSION OR REDEMPTION]

[THIS COMMON STOCK CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) (“QIB”) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2)
AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS COMMON STOCK CERTIFICATE PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE OF THE PREDECESSOR SECURITY HERETO OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO PATRIOT COAL CORPORATION (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, (B) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN WHICH CASE THE COMPANY MAY REQUIRE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

B-1

UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON STOCK CERTIFICATE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.]

B-2